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                                                                    EXHIBIT 23.1
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-______) pertaining to the Sylvan Learning Systems, Inc. Employee Stock Purchase Plan of our report dated February 16, 1996 with respect to the consolidated financial statements and schedule of Sylvan Learning Systems, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                               ERNST & YOUNG LLP

Baltimore, MD
February 13, 1997